UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report – November 1, 2013
(Date of earliest event reported)

QEP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-36047	80-0918184
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 1, 2013, QEP Midstream Partners GP, LLC (the “General Partner”), the general partner of QEP Midstream Partners, LP (the “Partnership”), appointed two additional independent directors to serve on the General Partner’s Board of Directors (the “Board”).

Donald A. Turkleson, age 59, is Vice President and Chief Financial Officer of Gulf Coast Energy Resources, LLC, a privately held exploration and production company focusing on Texas and Louisiana conventional oil and gas plays onshore and offshore. He has served in that role since 2012. From 2010 to 2012, he served as Chief Financial Officer of Laurus Energy, Inc., a privately held company developing underground coal gasification projects. From 1997 to 2009, he was the Senior Vice President and Chief Financial Officer of Cheniere Energy, Inc., a publicly traded company involved in the development, construction and operation of LNG receiving terminals, and served on the Board of Directors of Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners, L.P. from 2007 to 2012. Mr. Turkleson currently serves on the Board of Directors of Miller Energy Resources, Inc., an oil and natural gas exploration, production and drilling company operating multiple projects in North America, where he has served as a director since 2011.

Gregory C. King, age 53, is a consultant with Pilko & Associates, LP, a consulting firm to public companies in the chemical and energy sectors, and he is also Principal of GCK Ventures, LLC. He served as President of Valero Energy Corporation until December 31, 2007. He joined Valero in July 1993. Throughout his nearly 15 years at Valero, Mr. King served in several key positions, including Executive Vice President and Chief Operating Officer, Executive Vice President and General Counsel and Associate General Counsel. He also served on the Board of Directors of Valero, L.P., which is now NuStar Energy, L.P. Prior to joining Valero he was a partner in the Houston law firm of Bracewell & Giuliani. Mr. King currently has served on the Board of Directors of Oiltanking Partners, L.P., a publicly traded master limited partnership engaged in the independent storage and transportation of crude oil, refined petroleum products and liquefied petroleum gas, since 2011.

Messrs. Turkleson and King will enter into the General Partner’s standard form of indemnification agreement for directors in connection with their membership on the Board. Susan Rheney, who was previously appointed as an independent director of the Partnership will also enter into the indemnification agreement. In addition, consistent with the compensation arrangements for non-employee directors set forth in the Partnership's Registration Statement on Form S-1, effective August 8, 2013, both directors will receive an initial equity award and will be eligible to receive quarterly and annual cash and/or equity awards pursuant to the Partnership’s non-employee director compensation program.

There is no arrangement or understanding between either director and any other persons pursuant to which either director was selected to serve. Both directors will serve on the Audit and Conflicts Committees of the Board. Neither director has been involved in any related person transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
QEP Midstream Partners, LP
(Registrant)

By:	QEP Midstream Partners GP, LLC,
its general partner

November 5, 2013
/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and
Chief Financial Officer